UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 25, 2024

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500 Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Business Update

Since December 1, 2023, Matador Resources Company (the “Company”) completed a number of acquisitions of producing oil and natural gas properties, undeveloped acreage and royalty interests in Eddy and Lea Counties, New Mexico and Ward County, Texas with an aggregate purchase price of approximately $281 million. In addition, during the same period, the Company entered into agreements to acquire certain other producing oil and natural gas properties and undeveloped acreage, most of which the Company expects to close in the first half of 2024.

Item 9.01	Financial Statements and Exhibits.

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed by the Company on April 13, 2023 (the “Initial 8-K”) with the United States Securities and Exchange Commission (the “SEC”), as amended by the Current Report on Form 8-K/A filed by the Company on May 5, 2023 with the SEC (the “8-K/A”), on April 12, 2023, MRC Hat Mesa, LLC (“Purchaser”), a wholly-owned subsidiary of the Company, consummated the previously disclosed acquisition (the “Initial Advance Acquisition”) contemplated by that certain Securities Purchase Agreement, dated as of January 24, 2023, among Purchaser, MRC Energy Company (solely for the purposes of guaranteeing the obligations of Purchaser thereunder), AEP EnCap HoldCo, LLC (“AEP EnCap”), Ameradvance Management LLC (“ManagementCo” and, together with AEP EnCap, each a “Seller” and collectively, the “Sellers”) and Advance Energy Partners Holdings, LLC (“Advance”), pursuant to which, among other things, Sellers agreed to sell to Purchaser, and Purchaser agreed to purchase from Sellers, all of the issued and outstanding membership interests of Advance.

On December 1, 2023, the Company acquired additional interests from affiliates of EnCap Investments L.P., including overriding royalty interests and royalty interests in certain oil and natural gas properties located primarily in Lea County, New Mexico, most of which were included in the Initial Advance Acquisition (the “Advance Royalty Acquisition”). The Advance Royalty Acquisition had an effective date of October 1, 2023 and an aggregate purchase price of approximately $81.0 million (subject to certain customary post-closing adjustments).

The Company is filing (i) the unaudited condensed consolidated financial statements of Advance as of and for the three months ended March 31, 2023 and (ii) the unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2023, after giving effect to the Initial Advance Acquisition and the Advance Royalty Acquisition (collectively, the “Advance Acquisition”), so that such financial information is available to be incorporated into any future registration statements (or amendments thereto) filed by the Company. A pro forma balance sheet of the Company is not presented for the year ended December 31, 2023 because the Company’s audited consolidated balance sheet as of December 31, 2023, which is included in its Annual Report on Form 10-K for the year ended December 31, 2023, already reflects the Advance Acquisition. The financial information being filed with this Current Report on Form 8-K should be read in conjunction with the Initial 8-K, the 8-K/A and the Company’s other filings with the SEC, which together provide a more complete description of the Advance Acquisition. Except as provided herein, the disclosures made in the Initial 8-K, as amended by the 8-K/A, remain unchanged.

(a) Financial statements of business acquired.

The unaudited condensed consolidated financial statements of Advance as of and for the three months ended March 31, 2023 and the notes related thereto are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2023 and the notes related thereto are filed as Exhibit 99.2 hereto and incorporated herein by reference. The unaudited pro forma condensed combined statement of operations gives effect to the Advance Acquisition on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Unaudited condensed consolidated financial statements of Advance Energy Partners Holdings, LLC as of and for the three months ended March 31, 2023, and the notes related thereto.

99.2	Unaudited pro forma condensed combined statement of operations of Matador Resources Company for the year ended December 31, 2023, and the notes related thereto.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: March 25, 2024	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	Executive Vice President